EXHIBIT 99.1

For further information contact
Ralph B. Mandell, Chairman
Larry Richman, Chief Executive Officer
Dennis Klaeser, Chief Financial Officer
312-683-7100

FOR IMMEDIATE RELEASE:

PrivateBancorp, Inc. Announces $200 Million Private Placement of Equity Capital

Chicago, IL. Nov. 27, 2007 --- PrivateBancorp, Inc. (Nasdaq:  PVTB) today announced a $200 million private placement of equity securities to institutional and individual accredited investors led by a $100 million investment from GTCR Golder Rauner, LLC, one of the nation’s leading private equity firms.  Mesirow Financial, through its affiliated entities, will also be a substantial strategic investor with a $40 million investment. The remaining $60 million will be invested by a number of businesses and individual accredited investors.  PrivateBancorp, Inc. is raising the capital to support its growth initiatives.

All of the securities to be sold in the private placement were priced at the equivalent of $28.71 per common share, the official Nasdaq Consolidated Closing Bid Price of PrivateBancorp, Inc.’s common stock as of Friday, November 23, 2007.  The private placement includes a total of 5,581,680 shares of common stock and $41 million of preferred stock, which will be convertible into 1,428,074 additional common shares. All securities sold in the transaction are subject to a two-year lock-up agreement, subject to certain exceptions.  The transaction is expected to close on December 11, 2007.

“We are pleased that such a large number of business leaders have contacted us and expressed their support for PrivateBancorp and our efforts to become the preeminent middle market commercial and private bank in Chicago and all the markets we serve,” said Larry D. Richman, President and Chief Executive Officer of PrivateBancorp, Inc.  “This private placement gives us the capital we need to support the continued expansion of our client relationships and substantially grow our loan portfolio. We are grateful to have received the financial support of GTCR Golder Rauner, one of the nation’s leading private-equity firms.  GTCR has a long and successful track record of partnering with management teams to build industry-leading companies. We are also pleased with the commitment of Mesirow Financial, Edgewater Funds, Baird Financial Corporation and other Chicago businesses and individuals that are participating in this private placement.”

Ralph B. Mandell, Chairman of PrivateBancorp, Inc. added, “We continue to make progress in executing our Strategic Growth and Transformation Plan.  Since September 30, 2007, we have hired 34 new managing directors.  We will continue to recruit talented bankers in all our markets and are building on our strong foundation to substantially grow our client base and increase our middle market commercial banking capabilities.”

Under terms of the stock purchase agreement with the investors, GTCR will acquire 2.06 million shares of common stock for $59 million.  Additionally, GTCR will also acquire $41 million of convertible preferred shares that are convertible into 1,428,074 million common shares at a conversion price of $28.71.  The convertible preferred shares have the same economic terms as the common shares in all material respects, except that the preferred shares have no voting rights.  Mesirow Financial will acquire 1.39 million shares of common stock for a total purchase price of $40 million.  In addition, other businesses and individual accredited investors will acquire 2.13 million shares of common stock for a total purchase price of $60 million. After completion of the transaction, GTCR will own approximately 7.2% of PrivateBancorp, Inc.’s shares outstanding before conversion of the preferred shares and 11.7% after giving effect to the conversion. Mesirow Financial will own 4.9% of PrivateBancorp, Inc.’s common shares outstanding at closing.

In total the shares to be issued in connection with the offering consist of 5,581,680 common shares and 1,428.074 shares of convertible preferred stock (convertible into 1,428,074 common shares), representing 23.5% of PrivateBancorp, Inc.’s shares outstanding after the offering assuming conversion of the preferred.  The equity raised in the private placement will substantially increase the Company’s equity base from $318 million at September 30, 2007.

PrivateBancorp is also pleased to announce that its Board of Directors intends to nominate Collin E. Roche and James C. Tyree to its Board of Directors effective no later than the December 11, 2007 closing of the offering, bringing the PrivateBancorp, Inc. board total to 18 members.

Collin Roche is a Principal of GTCR and is head of its Investment Committee.  Prior to joining GTCR in 1996, Mr. Roche was an investment banker with EVEREN Securities, Inc. and Goldman Sachs & Co.  He received his MBA from Harvard Business School and BA from Williams College.  Mr. Roche is a director of numerous private companies as well as public companies VeriFone (NYSE: PAY) and Syniverse (NYSE:SVR).

James Tyree is Chairman and Chief Executive Officer of Mesirow Financial, a diversified financial services firm.  Mr. Tyree founded the firm’s private equity division and led Mesirow Financial’s substantial expansion of its investment management, investment banking, investment services, consulting, insurance services and real estate businesses through organic growth and acquisitions.  Mr. Tyree received his MBA and BA from Illinois State University.  Mr. Tyree has served on over 50 corporate and not-for-profit boards, including Chairman of the Chicagoland Chamber of Commerce and The University of Chicago Hospitals.

Morgan Stanley & Co. Incorporated served as PrivateBancorp’s financial advisor for the private placement.  PrivateBancorp retained the following firms as sub-advisors in connection with the offering: Robert W. Baird & Co. Incorporated, William Blair & Company, L.L.C. and Mesirow Financial, Inc.  Keefe, Bruyette & Woods, Inc. served as advisor to a Special Committee of independent outside directors appointed by the Board of Directors, which oversaw all aspects of the private placement of equity.

In addition, the Company announced that five of the recently hired managing directors received inducement equity awards granted November 26, 2007, under the Company’s previously announced Transformation Equity Award Program. The Transformation Equity Award Program has been established by the Company’s Board of Directors for making inducement stock option and performance share awards to attract such hires and promote achievement of exceptional performance. The managing directors received an aggregate of 43,750 time-vested stock options and 43,750 performance-vested stock options, each with an exercise price of $27.24, the closing price for the common stock on November 26, 2007, and 26,250 performance shares. As was the case with the earlier awards under the Transformation Equity Award Program, approximately half of the performance-based awards vest upon achievement of a 20% compound annual growth rate in PrivateBancorp, Inc.’s stock price above the previously established baseline of $27.91 over a five-year period ending December 31, 2012 and the other half of the awards vest at a rate of between 50% and 100% depending upon achievement of earnings per share growth hurdles of 15% to 20% above the previously-established baseline of $1.65 over the same five-year period. The time-vested options vest over the five-year period as well.

The Company has scheduled a conference call at 10:00 AM CST on Tuesday, November 27, 2007 for analysts and investors to discuss this announcement.  The dial in number for the call is (800) 662-8091.  International participants can dial (706) 634-7762.  All parties reference:  PrivateBancorp, Inc. Conference Call.  A simulcast, and later a recording of the call, will be available on our website at www.pvtb.com

About GTCR

Founded in 1980, GTCR Golder Rauner, LLC is a leading private equity investment firm and long-term strategic partner for outstanding management teams.  The Chicago-based firm pioneered the investment strategy of identifying and partnering with exceptional executives to acquire and build companies through a combination of acquisitions and strong internal growth.  GTCR currently manages more than $8 billion of equity capital invested in a wide range of companies and industries. More information about GTCR can be found at www.gtcr.com.

About Mesirow Financial

Mesirow Financial is a diversified financial services firm headquartered in Chicago. Founded in 1937, the firm is independent and employee-owned with offices across the country and in London. With expertise in investment management, investment services, insurance services, investment banking, consulting and real estate, Mesirow Financial strives to meet the financial needs of institutions, public sector entities, corporations and individuals. For more information about Mesirow Financial, visit its Web site at www.mesirowfinancial.com.

About PrivateBancorp, Inc.

PrivateBancorp, Inc., through its PrivateBank subsidiaries, provides distinctive, highly personalized, premium financial services to a growing array of successful entrepreneurial small to middle market public and privately held businesses, affluent individuals, wealthy families, professionals, entrepreneurs and real estate investors.  The PrivateBank uses a European tradition of “private banking” as a model to develop lifetime relationships with its clients.  Through a team of highly qualified managing directors, The PrivateBank delivers a sophisticated suite of tailored credit, treasury and wealth management solutions to meet its client’s personal and commercial financial needs. The Company, which had assets of $4.5 billion as of September 30, 2007, has 18 offices located in the Atlanta, Chicago, Detroit, Milwaukee, St. Louis, and Kansas City metropolitan areas.

Forward-Looking Statements: Statements contained in this news release that are not historical facts may constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations, earnings, financial condition and future prospects of the Company include, but are not limited to: fluctuations in market rates of interest and loan and deposit pricing in the Company’s market areas; the effect of continued margin pressure on the Company’s earnings; further deterioration in asset quality and/or an increase in nonperforming loans; adverse developments in the Company’s loan or investment portfolios; a significant increase in non-interest expense, specifically compensation and benefits-related expense, due to the Company’s strategic growth initiatives, including the recent and anticipated future hiring of additional Managing Directors and other senior officers; unforeseen difficulties in integrating new hires; the Company’s ability to implement its growth strategy, including slower than anticipated growth of the Company’s business, specifically its commercial lending, or unanticipated business declines; failure to get regulatory approval for a de novo federal savings bank in Kansas City; unforeseen difficulties in the continued integration of The PrivateBank - Georgia or higher than expected operational costs; competition; failure to improve operating efficiencies through expense controls; legislative or regulatory changes; and the possible dilutive effect of potential acquisitions, expansion or future capital raises.  These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company assumes no obligation to update publicly any of these statements in light of future events unless required under the federal securities laws.

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Additional information can be found in the Investor Relations section of PrivateBancorp, Inc.’s website at www.pvtb.com.